As filed with the Securities and Exchange Commission on October 22, 2014 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POINTER TELOCATION LTD.

(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14 Hamelacha Street Afek Industrial Park,

Rosh Haayin 48091, Israel

972-3-572-3111

(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
302-738-6680

(Name, address and telephone number of agent for service)

Copies of all Correspondence to:

ORLY TSIONI, ADV. ERIC SPINDEL, ADV. Yigal Arnon & Co. 1 Azrieli Center Tel Aviv, 67021 Israel Tel: (+972) 3-608-7757 Fax: (+972) 3-608-7714	STEVEN J. GLUSBAND, ESQ. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares, par value NIS 3.00 per share	2,325,094	(1)	$8.25	(2)	$19,182,026	(2)	$2,229

(1)	Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also includes an indeterminate number of shares that may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by selling shareholder.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of the average of the high and low prices, as reported on the NASDAQ Stock Market on October 21, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED OCTOBER 22, 2014

PROSPECTUS

Pointer Telocation Ltd.

2,325,094 Ordinary Shares

This prospectus relates to the resale, from time to time, by the selling securityholder named in this prospectus of up to 2,325,094 ordinary shares. We will not receive any of the proceeds from sales of the ordinary shares made by the selling securityholder pursuant to this prospectus.

The selling securityholder identified in this prospectus (which term as used herein includes its pledgees, donees, transferees or other successors-in-interest) may offer the ordinary shares from time to time as it may determine through public transactions or through other means and at varying prices as determined by the prevailing market price for shares or in negotiated transactions as described in the section entitled “Plan of Distribution”.

Our ordinary shares trade on the Nasdaq Capital Market under the symbol "PNTR". On October 21, 2014, the last reported sale price of our ordinary shares on the NASDAQ Stock Market was $8.25 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NONE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, THE ISRAELI SECURITIES AUTHORITY OR ANY STATE SECURITIES COMMISSION HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                , 2014

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the selling securityholder have authorized anyone else to provide you with different information. The ordinary shares offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a "shelf" registration process. The selling securityholder may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus and any accompanying prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement and any documents incorporated by reference herein or therein.

You should read this prospectus and any prospectus supplement together with any documents incorporated by reference and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information; Incorporation of Information by Reference" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein by reference is accurate only as of the date contained on the cover of such documents. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus and any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after this prospectus or any accompanying prospectus supplement. Our business, financial condition and results of operations may have changed since that date. Any information in such subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus and any supplement to this prospectus to "the Company," "we," "us" and "our" refer to Pointer Telocation Ltd., a company organized under the laws of the State of Israel, and its wholly owned subsidiaries. In this prospectus, unless otherwise specified or unless the context otherwise requires, all references to "$" or "dollars" are to U.S. dollars and all references to "NIS" are to New Israeli Shekels.

2

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain, forward-looking statements within the meaning of the federal securities laws. The use of the words “projects,” “expects,” “may,” “plans” or “intends,” or words of similar import, identifies a statement as “forward-looking.” The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on the assumption that the Company will not lose a significant customer or customers or experience increased fluctuations of demand or rescheduling of purchase orders, that our markets will be maintained in a manner consistent with our historical experience, that our products will remain accepted within their respective markets and will not be replaced by new technology, that competitive conditions within our markets will not change materially or adversely, that we will retain key technical and management personnel, that our forecasts will accurately anticipate market demand, and that there will be no material adverse change in our operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. In addition, our business and operations are subject to substantial risks which increase the uncertainty inherent in the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Factors that could cause actual results to differ from our expectations or projections include the risks and uncertainties relating to our business described in this prospectus at “Risk Factors.” We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we assume no responsibility for updating any forward-looking statements.

3

ABOUT POINTER TELOCATION LTD.

Our Business

We were incorporated under the laws of the State of Israel on July 17, 1991 under the name Nexus Telecommunication Systems Ltd. We changed our name to Nexus Telocation Systems Ltd. in January 1998 and to Pointer Telocation Ltd. in January 2006.

We are a leading provider of mobile resource management, or MRM products and services for the automotive and insurance industries. Through our Cellocator segment, we design, develop and produce leading MRM products, which include devices for asset tracking, fleet management and security products for sale to third party operators providing MRM services in Europe, Latin America and Israel, as well as to our Pointer segment. For the communication systems required in our products, we utilize either radio frequency or GPRS/GSM technologies. Through our Pointer segment, we act as an operator primarily in Israel, Argentina, Mexico, Brazil, South Africa and Romania by bundling our products together with a range of services including stolen vehicle retrieval services and fleet management services, and also provide roadside assistance services and emergency home repair services and garage repair for sale to insurance companies, fleets and individual customers.

Our principal place of business is located at 14 Hamelacha Street Afek Industrial Park, Rosh Haayin, Israel, and our telephone number is 972-3-572-3111. Our Web site is www.pointer.com. Information on our website is not part of, nor incorporated by reference into, this prospectus.

4

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 20-F on file with the SEC, as revised or supplemented by our reports filed with or furnished to the SEC since the filing of our most recent Annual Report on Form 20-F and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

5

CAPITALIZATION

The following table sets forth our condensed consolidated balance sheet items as of June 30, 2014, in U.S. dollars on an actual basis.

As of June 30, 2014

(US dollars, in thousands)

Cash and cash equivalents	11,790
Short-term bank credit and current maturities of long-term loans	8,787
Long-term loans from banks	16,776
Long-term loans from others	1,161

SHAREHOLDERS’ EQUITY

Pointer Telocation Ltd. shareholders' equity:
Share capital
Ordinary shares of NIS 3 par value -
Authorized: 8,000,000 shares at June 30, 2014; Issued and outstanding: 7,688,564 shares at June 30, 2014	5,705
Additional paid-in capital	129,418
Accumlated other comprehensive income	1,995
Accumulated deficit	(86,608)

Total Pointer Telocation Ltd. shareholders' equity	50,510

Non-controlling interest	(2,578)

Total shareholders’ equity	47,932

Total capitalization	62,801

USE OF PROCEEDS

All of the proceeds from the sale of any ordinary shares offered under this prospectus are for the account of the selling securityholder. Accordingly, we will not receive any proceeds from the sales of these securities. The selling securityholder has agreed to bear all expenses relating to the registration of the securities registered pursuant to this prospectus.

6

MARKET FOR OUR ORDINARY SHARES

The table below sets forth the high and low prices of our ordinary shares, as reported by NASDAQ Capital Market during the indicated periods.

Period	High	Low
Last six calendar months
September 2014	8.40	6.50
August 2014	8.96	6.19
July 2014	9.29	8.40
June 2014	9.94	8.02
May 2014	10.39	7.60
April 2014	9.81	6.80
Financial quarters during the past two years
Third Quarter 2014	9.29	6.19
Second Quarter 2014	10.39	6.80
First Quarter 2014	13.22	8.72
Fourth Quarter 2013	12.50	5.07
Third Quarter 2013	6.30	3.66
Second Quarter 2013	5.95	2.68
First Quarter 2013	3.00	2.26
Fourth Quarter 2012	3.07	2.04
Five most recent full financial years
2013	12.50	2.26
2012	4.19	1.73
2011	6.49	3.11
2010	8.00	5.60
2009	7.00	2.72

On October 21, 2014, the last reported sale price of the ordinary shares was $8.25 on the NASDAQ Stock Market.

7

SELLING SECURITYHOLDER

Beneficial ownership and other information.

We are registering 2,325,094 of our ordinary shares which are owned by DBSI Investments Ltd., the selling securityholder. The ordinary shares covered by this prospectus and owned by the selling securityholder were acquired by it over time in private transactions, open-market purchases and by exercising its rights in a rights offering.

The term “selling securityholder” includes (i) the entity identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquires any of the ordinary shares covered by this prospectus after the date of this prospectus from the named selling securityholder as a gift, pledge, partnership distribution or other non-sale related transfer.

Except as described herein or in the documents incorporated by reference herein, we have no material relationship with the selling securityholder and have not had any material relationship with the selling securityholder in the past three years.

Except as set forth in the footnotes to the table, other than the ordinary shares covered by this prospectus and offered hereby, the selling securityholder does not beneficially own any of our ordinary shares or other securities and will not beneficially own any such securities after completion of the offering. Our registration of the securities covered by this prospectus does not necessarily mean that the selling securityholder will sell any or all of the securities. Information included in the table is based upon information provided by the selling securityholder.

The information in the table below is based upon information provided by the selling securityholder.  The selling securityholder has represented to us that it did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

Names and Addresses	Securities Beneficially Owned Prior to Offering / Percentage of Class [2]	Securities Being Offered	Securities Beneficially Owned Upon Completion of Offering / Percentage of Class[3]
DBSI Investments Ltd.[1] 85 Medinat Ha-Yehudim Street P.O. Box 4076 Hertzliya 46766, Israel	2,325,094/30.24%	2,325,094	0 shares/ 0.0%

1.	As office holders of DBSI Investment Ltd., Barak Dotan and Yossi Ben Shalom may be considered to be the beneficial holders of the shares held by DBSI.
2.	Based on 7,688,564 ordinary shares outstanding as of the date of this prospectus.
3.	Assuming all shares being registered hereunder are sold.

8

PLAN OF DISTRIBUTION

The selling securityholder may offer and sell, from time to time, some or all of the ordinary shares covered by this prospectus. As used herein, “selling securityholder” include donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from the named selling securityholder as a gift, pledge, partnership distribution or other non-sale related transfer. We have registered the ordinary shares covered by this prospectus for offer and sale so that those ordinary shares may be freely sold to the public by the selling securityholder. Registration of the ordinary shares covered by this prospectus does not mean, however, that those ordinary shares necessarily will be offered or sold.

We will not receive any proceeds from any sale by the selling securityholder of the securities. See "Use of Proceeds." The selling securityholder will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, including any brokerage commissions and similar selling expenses, if any, attributable to the sale of securities offered hereby.

Sales of the securities offered hereby may be effected by the selling securityholder from time to time in one or more types of transactions (which may include block transactions) on the NASDAQ Stock Market at prevailing market prices, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares offered hereby, through short sales of the shares offered hereby, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the selling securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the ordinary shares by a broker-dealer as principal and resales of the ordinary shares by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholder and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the ordinary shares covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The selling securityholder has advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the ordinary shares covered by this prospectus.

Upon our being notified by the selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of shares offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

▪	the name of the participating broker-dealer(s);

▪	the number of ordinary shares involved;

9

▪	the initial price at which such ordinary shares were sold;

▪	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

▪	other facts material to the transaction.

The selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the selling securityholder. The selling securityholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

DESCRIPTION OF SHARE CAPITAL

Our registered share capital consists of a single class of ordinary shares, par value NIS 3.00 per share. As of the date hereof, our authorized share capital consisted of 16,000,000 ordinary shares, and there were 7,688,564 of our ordinary shares issued and outstanding.

All our issued and outstanding ordinary shares are fully paid and non-assessable and are issued in registered form. Our ordinary shares do not have preemptive rights and there are no sinking fund provisions applicable to our ordinary shares.

The following summary description of our capital stock summarizes general terms and provisions that apply to the capital stock. Because this is only a summary, it does not contain all of the information that may be important to you. This summary is subject to and qualified in its entirety by reference to our memorandum of association and articles of association, as amended, each of which are on file with the SEC. See “Where You Can Find More Information.”

Corporate Powers. We were incorporated and registered under the laws of the State of Israel on July 17, 1991 under the registration number 52-004147-6. The legal and commercial name of our company is Pointer Telocation Ltd. The principal legislation under which we operate is the Israeli Companies Law, 5759-1999, as amended. Pursuant to our Articles of Association and Memorandum of Association we may engage in any business which is not prohibited by law in force in the State of Israel.

Rights to Own Securities. Our ordinary shares may be freely held and traded. The ownership or voting of ordinary shares by non-residents of Israel are not restricted in any way by our memorandum of association or articles of association or by the laws of the State of Israel, except, under certain circumstances, with respect to subjects of countries that are in a state of war with Israel.

10

Share Rights, Preferences and Restrictions. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to the nominal value of their respective holdings. This liquidation right may be affected by the grant of a preferential dividend or distribution right to the holder of a class of shares with preferential rights that may be authorized in the future. Dividends may be paid only out of profits, as defined in the Israeli Companies Law, 1999, or Companies Law. Our board of directors is authorized to declare dividends, although we anticipate that, for the foreseeable future, we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends for at least the next several years.

Holders of ordinary shares have one vote for each share held on all matters submitted to a vote of shareholders. Such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights. The ordinary shares do not have cumulative voting rights in the election of directors. Thus, the holders of ordinary shares conferring more than 50% of the voting power have the power to elect all of the Company's directors, to the exclusion of the remaining shareholders.

Our shareholders do not have liability for capital calls of the Company, except for any unpaid sum in respect of shares held by a shareholder which is not, by the terms of allotment thereof or otherwise, payable at a fixed time. With regards to such unpaid sum, the shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors.

We may redeem any of our own shares for such fair value as determined by a resolution of directors, as long as that such redemption is out of retained earnings and there is no reasonable concern that the redemption will keep the company from meeting its existing and expected obligations when they fall due.

Modification of Class Rights. The rights attached to any class (unlike otherwise provided by the terms of issue of such class), such as voting, rights to dividends and the like, may be varied with the consent in writing of, or sanction of a resolution passed by, the holders of a majority of the issued shares of that class at a separate general meeting of the holders of shares of such class.

Meetings of Shareholders.

An annual general meeting of our shareholders shall be held once in every calendar year, but in no event later than fifteen (15) months after the previous annual general meeting, at such time and at such place either within or without the State of Israel as may be determined by our board of directors.

Our board of directors may, whenever it thinks fit, convene a special general meeting at such time and place, within or without the State of Israel, as may be determined by the board of directors. Special general meetings may also be convened upon requisition in accordance with the Companies Law.

Each shareholder of record is entitled to receive prior notice of a meeting of shareholders delivered no less than 21 days prior to the date of such meeting (though there are instances pursuant to the Companies Law which may require advance notice of a meeting of shareholders of up to 35 days).

11

The quorum required for a general meeting of shareholders, according to our Articles of Association, consists of at least two shareholders present in person or by proxy and holding shares conferring in the aggregate the minimum amount of voting power of the Company required by the Companies Law to constitute a quorum at General Meetings (currently 25% of the voting rights). A meeting adjourned for lack of a quorum is generally adjourned to the same day in the next week, at the same time and place, or to any time and place as the chairman may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment. If at such reconvened meeting a quorum is not present within half an hour from the time appointed for holding the meeting, two shareholders present in person or by proxy will constitute a quorum, regardless of the number of shares represented.

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, nor does the State of Israel restrict the ownership or voting of ordinary shares of Israeli entities by non-residents of Israel, except under certain circumstances, for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

TAXATION

The below discussion does not purport to be an official interpretation of the tax law provisions mentioned therein or to be a comprehensive description of all tax law provisions which might apply to our securities or to reflect the views of the relevant tax authorities, and it is not meant to replace professional advice in these matters. The below discussion is based on current, applicable tax law, which may be changed by future legislation or reforms.

Non-residents should obtain professional tax advice with respect to the tax consequences under the laws of their countries of residence of holding or selling our securities.

Israeli Capital Gains Tax

As of January 1, 2012, an individual is subject to a 25% tax rate on real capital gains derived from the sale of shares, as long as the individual is not a "substantial shareholder" (generally a shareholder who is the owner of 10% or more in the right to profits, right to nominate a director (or an officer), voting rights, right to receive assets upon liquidation, or right to instruct someone who holds any of the aforesaid rights regarding the manner in which he or she is to exercise such right(s), and all regardless of the source of such right) in the company issuing the shares.

A substantial shareholder individual will be subject to tax at a rate of 30% in respect of real capital gains derived from the sale of shares issued by the company in which he or she is a substantial shareholder. The determination of whether the individual is a substantial shareholder will be made on the date that the securities are sold. In addition, the individual will be deemed to be a substantial shareholder if at any time during the 12 months preceding this date he had been a substantial shareholder.

12

For gains derived from the sale of an asset acquired before January 1, 2012, and sold on or after such date, other rates of tax will apply depending upon the length of time for which the asset was held.

Non-Israeli residents are exempt from Israeli capital gains tax on any gains derived from the sale of shares in an Israeli corporation, provided such gains do not derive from a permanent establishment of such shareholders in Israel. However, non-Israeli resident corporations will not be entitled to such exemption if Israeli residents (i) have a controlling interest of more than 25% in such non-Israeli corporation, or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In some instances where our shareholders may be liable to Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source.

Pursuant to the treaty between the Governments of the United States and Israel with respect to taxes on income, or the U.S.-Israel tax treaty, the sale, exchange or disposition of our ordinary shares by a person who qualifies as a resident of the United States under the treaty and who is entitled to claim the benefits afforded to him by the treaty, will generally not be subject to Israeli capital gains tax. This exemption shall not apply to a person who held, directly or indirectly, shares representing 10% or more of the voting power in our company during any part of the 12 month period preceding the sale, exchange or disposition, subject to certain conditions. A sale, exchange or disposition of our shares by a U.S. resident qualified under the treaty, who held, directly or indirectly, shares representing 10% or more of the voting power in our company at any time during the preceding 12 month period would be subject to Israeli tax, to the extent applicable; however, under the treaty, this U.S. resident would be permitted to claim a credit for these taxes against the U.S. income tax with respect to the sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. In addition, in the event that (1) the capital gains arising from the sale of our company's shares will be attributable to a permanent establishment of the shareholder located in Israel, or (2) the shareholder, being an individual, will be present in Israel for a period or periods aggregating 183 days or more during a taxable year, the aforesaid exemption shall not apply.

Israeli Tax on Dividend Income

Non-Israeli residents are subject to income tax on income accrued or derived from sources in Israel.  These sources of income include passive income such as dividends, royalties and interest, as well as active income from services rendered in Israel.  On distributions of dividends other than bonus shares, or stock dividends, to Israeli individuals and foreign resident individuals and corporations we would be required to withhold income tax at the rate of 25% (or 30% in the case that such person is a substantial shareholder at the time receiving the dividend or on any date in the 12 months preceding such date).  If the income out of which the dividend is being paid is attributable to an Approved Enterprise under the Law for the Encouragement of Capital Investments, 1959, the rate is 15%.  Under the 2013 Amendment, beginning in 2014, dividends paid out of income attributable to a Preferred Enterprise will be subject to a withholding tax rate of 20%. However, if such dividends are paid to an Israeli company, no tax is required to be withheld. A different rate may be provided for in a treaty between Israel and the shareholder’s country of residence.  Under the U.S.-Israel tax treaty, if the income out of which the dividend is being paid is not attributable to an Approved Enterprise, then income tax with respect to shareholders that are U.S. corporations holding at least 10% of our voting power in the twelve-month period preceding the distribution of such dividends, is required to be withheld at the rate of 12.5%.

13

Residents of the United States will generally have taxes in Israel withheld at source. Such persons generally would be entitled to a credit or deduction for United States Federal income tax purposes for the amount of such taxes withheld, subject to limitations applicable to foreign tax credits.

OFFERING EXPENSES

We estimate the following expenses in connection with this prospectus:

Securities and Exchange Commission Registration Fee	$2,229

Legal fees and expenses	$10,000

Miscellaneous	$7,500

Total	$19,729

The selling securityholder has agreed to bear all expenses relating to the registration of the securities registered pursuant to this prospectus.

LEGAL MATTERS

Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement. Yigal Arnon & Co., Tel Aviv, Israel will pass upon matters of Israeli law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2013, as amended, have been audited by Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, Independent Registered Public Accounting Firm, as set forth in their reports thereon incorporated herein by reference, which as to the years 2011, 2012and 2013 are based in part on the reports of Grant Thornton Argentina S.C. and Baker Tilly Brasil, independent auditors. These consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of that firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES AND
AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated in Israel, most of our executive officers and directors and the Israeli experts named herein are nonresidents of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. For further information regarding enforceability of civil liabilities against us and certain other persons, see the risk factor “Service and enforcement of legal process” under the heading "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2013, which is incorporated by reference herein.

14

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except if it is superseded by information in this prospectus or by later information that we file with the SEC. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained or incorporated by reference in this prospectus. We incorporate by reference the documents listed below, and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

The following documents furnished or filed with the SEC are incorporated in this prospectus by reference:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed with the SEC on March 27, 2014.

•	Our report of foreign private issuer on Form 6-K furnished to the SEC on May 14, 2014 (only with respect to the US GAAP information set forth in the Interim Consolidated Balance Sheets, Interim Consolidated Statements of Operations and Interim Consolidated Statements of Cash Flows in the financial tables on Pages 5 - 10 of Exhibit 1 to the Form 6-K)

•	Our report of foreign private issuer on Form 6-K furnished to the SEC on August 14, 2014 (only with respect to the US GAAP information set forth in the Interim Consolidated Balance Sheets, Interim Consolidated Statements of Operations and Interim Consolidated Statements of Cash Flows in the financial tables on Pages 5 - 11 of Exhibit 1 to the Form 6-K)

•	Our report of foreign private issuer on Form 6-K furnished to the SEC on September 22, 2014.

•	Any future reports on Form 6-K to the extent that we indicate they are incorporated by reference into this registration statement;

•	Any future annual reports on Form 20-F that we may file with the SEC under the Exchange Act, prior to the termination of any offering contemplated by the prospectus; and

•	The description of our securities contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on March 17, 1994 under the Exchange Act and any amendment or report filed for the purpose of updating that description.

We filed a registration statement on Form F-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its web site.

15

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or Exchange Act. As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers, directors and principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Pointer Telocation Ltd.

14 Hamelacha Street Afek Industrial Park,

Rosh Haayin 48091, Israel

Tel: 972-3-572-3111

Attn.: Zvi Fried

You may also obtain information about us by visiting our website at www.pointer.com. Information contained in our website is not part of this prospectus.

You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

16

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Israeli Companies Law, 5759 - 1999, (the "Companies Law"), and the Israeli Securities Law 5728 – 1968 (the "Securities Law"), as were most recently amended, provide that a company may include in its articles of association provisions allowing it to:

1.          partially or fully, exempt in advance, an office holder of the company from his or her responsibility for damages caused by the breach of his or her duty of care to the company, except for damages caused to the company due to any breach of such Office Holder's duty of care towards the company in a “distribution” (as defined in the Companies Law).

2.          enter into a contract to insure the liability of an office holder of the company by reason of acts or omissions committed in his or her capacity as an office holder of the company with respect to the following:

(a)         the breach of his or her duty of care to the company or any other person;

(b)         the breach of his or her fiduciary duty to the company to the extent he acted in good faith and had a reasonable basis to believe that the act or omission would not prejudice the interests of the company; and

(c)         monetary liabilities or obligations which may be imposed upon him in favor of other persons.

3.         indemnify an office holder of the company for:

(a)         monetary liabilities or obligations imposed upon, or actually incurred by, such officer holder in favor of other persons pursuant to a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court, by reason of acts or omissions of such officer holder in his or her capacity as an office holder of the company;

(b)         reasonable litigation expenses, including attorney’s fees, actually incurred by such office holder or imposed upon him or her by a court, in an action, suit or proceeding brought against him or her by or on behalf of us or by other persons, or in connection with a criminal action from which he or she was acquitted, or in connection with a criminal action which does not require criminal intent in which he was convicted, in each case by reason of acts or omissions of such officer holder in his or her capacity as an office holder; and

(c)         reasonable litigation expenses, including attorneys’ fees, actually incurred by such office holder due to an investigation or a proceeding instituted against such office holder by an authority competent to administrate such an investigation or proceeding, and that was finalized without the filing of an indictment against such office holder and without any financial obligation imposed on such office holder in lieu of criminal proceedings, or that was finalized without the filing of an indictment against such office holder but with financial obligation imposed on such office holder in lieu of criminal proceedings of a crime which does not require proof of criminal intent, in each case by reason of acts of such officer holder in his or her capacity as an office holder of the company.

II-1

The Companies Law provides that a company’s articles of association may provide for indemnification of an office holder post-factum and may also provide that a company may undertake to indemnify an office holder in advance, as described in:

•	sub-section 3(a) above, provided such undertaking is limited to and actually sets forth the types of occurrences, which, in the opinion of the company’s board of directors based on the current activity of the company, are, at the time such undertaking is provided, foreseeable, and to an amount and degree that the board of directors has determined is reasonable for such indemnification under the circumstances; and

•	sub-sections 3(b) and 3(c) above.

The Companies Law provides that a company may not indemnify or exempt the liabilities of an office holder or enter into an insurance contract which would provide coverage for the liability of an office holder with respect to the following:

•	a breach of his or her fiduciary duty, except to the extent described above;

•	a breach of his or her duty of care, if such breach was done intentionally, recklessly or with disregard of the circumstances of the breach or its consequences;

•	an act or omission done with the intent to unlawfully realize personal gain; or

•	a fine or monetary settlement imposed upon him.

The Companies Law adds that such clauses in a company's Articles of Association that contradict the clauses of the Companies Law regarding indemnification or exemption of, or insurance for liabilities for an office holder are void.

The Companies Law also states that accepting a company's undertaking for indemnification or exemption of the liabilities of an office holder, or entering into an insurance contract which would provide coverage for the liability of an office holder with respect to such office holder's breach of his or her fiduciary duty, is also void and amounts to that office holder's breach of his or her fiduciary duty towards the company.

Further, the Securities Law prohibits companies from exempting or indemnifying in advance or entering into a contract to insure the liability of an office holder of the company for (A) financial sanction pursuant to the provisions of Chapter H'3 of the Securities Law; (B) administrative infringements pursuant to the provisions of Chapter H'4 of the Securities Law or (C) infringements pursuant to the provisions of Chapter I'1 of the Securities Law.

However, an office holder, acting in the capacity of an office holder, could be exempted or indemnified by a company, and the company may enter into a contract to insure the liability of its office holders, for (A) expenses, including reasonable attorney's fees and litigation expenses pursuant to the mentioned Chapters of the Securities Law, and (B) payments to an injured party of infringement under Section 52ND(a)(1)(a) of the Securities Law.

II-2

Under the Companies Law, the term "office holder" may include a director, managing director, general manager, chief executive officer, executive vice president, vice president, other managers directly subordinate to the managing director and any other person fulfilling or assuming any such position or responsibility without regard to such person’s title.

The grant of an exemption, an undertaking to indemnify or indemnification of, and procurement of insurance coverage for, an office holder of a company requires, pursuant to the Companies Law, the approval of our audit committee and board of directors, and, in certain circumstances, including if the office holder is a director, the approval of our shareholders.

Our Articles of Association have been amended to allow for indemnification of, and procurement of insurance coverage for our officers and directors to the maximum extent provided for by the Companies Law and the Securities Law. We have entered into an insurance contract for directors and officers in the total amount of $15 million.

Our Articles of Association also provide that any amendment to the Companies Law or to the Securities Law adversely affecting the Company's office holders' rights to be indemnified or insured according to Section 68 therein shall be prospective in effect, and shall not affect the Company's obligations or ability to insure or indemnify its office holders for any act or omission occurring prior to such amendment, unless otherwise provided by the Companies Law or the Securities Law.

II-3

ITEM 9.	EXHIBITS

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form F-3, which Exhibit Index is incorporated herein by reference.

ITEM 10.	UNDERTAKINGS

(a)             The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-4

(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the Registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)         If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-5

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   The undersigned Registrant hereby undertakes that:

(i)        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

II-6

(ii)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosh Haayin, Israel, on October 22, 2014.

POINTER TELOCATION LTD.

By:	/s/ David Mahlab
David Mahlab
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints David Mahlab and Zvi Fried or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this Registration Statement on Form F-3 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Yossi Ben Shalom	Chairman of the Board of Directors	October 22, 2014
Yossi Ben Shalom

/s/ David Mahlab	President and Chief Executive Officer	October 22, 2014
David Mahlab

/s/ Zvi Fried	Chief Financial Officer	October 22, 2014
Zvi Fried	(Principal Accounting Officer)

/s/ Barak Dotan	Director	October 22, 2014
Barak Dotan

/s/ Alicia Rotbard	Director	October 22, 2014
Alicia Rotbard

/s/ Nir Cohen	Director	October 22, 2014
Nir Cohen

/s/ Zvi Rutenberg	Independent Director	October 22, 2014
Zvi Rutenberg

/s/ Gil Oren	Independent Director	October 22, 2014
Gil Oren

U.S. Authorized Representative:

/s/Puglisi & Associates
By: Donald J. Puglisi
Title: Managing Director
October 22, 2014

EXHIBIT INDEX

4.1*	Memorandum of Association.

4.2**	Amended Articles of Association, adopted August 26, 2003, as amended on May 24, 2004, February 1, 2005, and January 17, 2006.

4.3***	Amended and Restated Articles of Association of the Registrant.

5.1	Opinion of Yigal Arnon & Co.

23.1	Consent of Yigal Arnon & Co. (contained in their opinion constituting Exhibit 5.1).

23.2	Consent of Kost, Forer, Gabbay & Kasierer Certified Public Accountants (Israel).

23.3	Consent of Grant Thornton Argentina S.C. Certified Public Accountants (Argentina).

23.4	Consent of Baker Tilly Brasil, Registered Public Accountants ((Brazil - Pointer Do Brasil Participações Ltda).

23.5	Consent of Baker Tilly Brasil Certified Public Accountants (Brazil - Pointer Do Brasil Comercial S.A.).

24	Power of Attorney (included on signature page hereof).

* Incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form F-1, File No. 33-76576 filed with the Commission on June 10, 1994.

** Incorporated by reference to Exhibit 1.2 to Registrant’s Annual Report on Form 20-F, for the year ending December 31, 2008 filed with the Commission on March 31, 2009.

*** Incorporated by reference to Exhibit 1.2 to the Registrant's Annual Report on Form 20-F, for the year ending December 31, 2012, filed with the Commission on March 19, 2012.